UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/15/2005

STAKTEK HOLDINGS, INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110806

DE	56-2354935
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8900 Shoal Creek Boulevard, Suite 125, Austin, TX 78757
(Address of Principal Executive Offices, Including Zip Code)

512-454-9531
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.02.    Termination of a Material Definitive Agreement

On June 15, 2005, in connection with a reorganization of Staktek Holdings, Inc. (the "Company"), two executive officers announced their resignation and retirement, effective June 30, 2005. As a result, they will trigger severance provisions included in their Executive Employment Agreements. These provisions allow them to receive one year of their annual base salary and 18 months of accelerated vesting of one stock option grant upon their resignation as a result of the reorganization in exchange for a release of claims.

Specifically:

1.        William D. Askins will receive a lump-sum payment of $175,000 (less applicable taxes) on January 3, 2006, and accelerated vesting of 125,424 shares of common stock of the Company effective June 30, 2005. In addition, the Company will repurchase from Mr. Askins 62,698 shares of restricted stock effective June 30, 2005.

2.        Charles R. Earnhart will receive a lump-sum payment of $200,000 (less applicable taxes) on January 3, 2006, and accelerated vesting of 157,662 shares of common stock of the Company effective June 30, 2005. In addition, the Company will repurchase from Mr. Earnhart 101,503 shares of restricted stock effective June 30, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC

Date: June 20, 2005.	By:	/s/ Stephanie A. Lucie
Stephanie A. Lucie
VP, General Counsel and Corporate Secretary

STAKTEK HOLDINGS, INC

Date: June 21, 2005.	By:	/s/ Stephanie A. Lucie
Stephanie A. Lucie
VP, General Counsel and Secretary